Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

I, Mario C. Ventresca, Jr., the Executive Vice President and Chief Financial Officer of Pennsylvania Real Estate Investment Trust (the “Company”), hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) the Form 10-Q of the Company for the quarter ended June 30, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-Q”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 10, 2020

/s/ Mario C. Ventresca, Jr.

Name:	Mario C. Ventresca, Jr.

Title:	Executive Vice President and Chief Financial Officer